AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 6, 1998
                                                   Registration No. 333-
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                    --------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                                    --------------
                                    STROUDS, INC.
                (Exact name of registrant as specified in its charter)

                 DELAWARE                             95-4107241
       (State or other jurisdiction                (I.R.S. Employer
     of incorporation or organization)            Identification No.)

             780 SOUTH NOGALES STREET
           CITY OF INDUSTRY, CALIFORNIA                  91748
     (Address of principal executive offices)          (Zip Code)

                                    --------------

       THE AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN OF STROUDS, INC.
                               (Full Title of the Plan)


                                    --------------
                                    CHARLES CHINNI
                               CHIEF EXECUTIVE OFFICER
                                    STROUDS, INC.
                               780 SOUTH NOGALES STREET
                          CITY OF INDUSTRY, CALIFORNIA 91748
                                    (626) 912-2866
                  (Name, address, including zip code, and telephone
                  number,including area code, of agent for service)
                                    --------------
                                      Copies to:
                                 JOHN M. NEWELL, ESQ.
                                   LATHAM & WATKINS
                                633 WEST FIFTH STREET
                                      SUITE 4000
                            LOS ANGELES, CALIFORNIA 90071
                                    (213) 485-1234

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------


                                                                                            Proposed
                                          Amount                  Proposed                  Maximum
                                         of Shares                 Maximum                  Aggregate            Amount of
Title of Each Class of                     to be                Offering Price              Offering            Registration
Securities to be Registered             Registered (1)           Per Share (2)              Price (2)                Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock                                                     $2.87
$.0001 par value                          830,000                $3.25                    $2,529,993.79          $746.35
                                                                 $1.75
                                                                 $2.06
                                                                 $3.19


(1) The Amended and Restated 1994 Equity Participation Plan of Strouds, Inc. (the "1994 Plan") authorizes the issuance of a maximum of 1,680,000 shares of Common Stock of Strouds, Inc. (the "Company"). Of such shares, 1,150,934 are subject to presently outstanding options granted under the 1994 Plan as of the date hereof.

(2) For purposes of computing the registration fee only, pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon
     (a)(i) the exercise price per share ($2.87) of outstanding options for 100,000 shares, (ii) the exercise price per share ($3.25) of outstanding options of 129,700 shares, (iii) the exercise price per share ($1.75) of outstanding options for 43,750 shares, and (iv) the exercise price per share ($2.06) of outstanding options for 27,484 and (b) for the remaining 529,066 shares, the average of the high and low prices per share ($3.19) of the Company's Common Stock on the Nasdaq National Market on June 30, 1998.

                                 Page 1 of 17 pages.

                           Exhibit Index appears on page 8.

                                        PART I

Item 1.   Plan Information

          Not required to be filed with this Registration Statement.


Item 2.   Registrant Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.


                                       PART II

Item 3.   Incorporation of Documents by Reference

          The Company hereby incorporates the following documents in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the year ended February 28, 1998.

          B. The Company's Prospectus dated October 11, 1994, filed in connection with the Registration Statement referred to in Item 3.C below pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); and

          C. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on July 29, 1994 (Registration No. 33-82090), as amended by Amendment No. 1 filed with the Commission on September 13, 1994, Amendment No. 2 filed with the Commission on October 5, 1994 and a Prospectus dated October 11, 1994 filed with the Commission on October 13, 1994.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.


Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

          As permitted by Section 145 of the Delaware Corporation Law,
Article V of the Restated Bylaws of the Company provides for the indemnification by the Company of its directors and officers against liabilities and expenses incurred in connection with actions, suits or proceedings brought against them by a third party or in the right of the Company, by reason of the fact that they were or are such directors or officers.

          Article Tenth of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

          The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers.

Item 7.   Exemption from Registration Claimed

          Not applicable.


Item 8.   Exhibits.

  3.1 Form of Restated Certificate of Incorporation of the Company. Incorporated herein by reference to Amendment No. 1 to the Company's Form S-1, Registration No. 33-82090, as filed with the Commission on September 13, 1994.

  3.2 Restated By-laws of the Company. Incorporated herein by reference to Amendment No. 1 to the Company's Form S-1, Registration No. 33-82090, as filed with the Commission on September 13, 1994.

  4.1 Form of the Amended and Restated 1994 Equity Participation Plan of the Company, including the forms of the individual option agreements thereunder. Incorporated herein by reference to Amendment No. 1 to the Company's Form S-1, Registration No. 33-82090, as filed with the Commission on September 13, 1994.

 *4.2 (First) Amendment to the Amended and Restated 1994 Equity Participation Plan dated July 6, 1995

 *4.3 (Second) Amendment to The Amended and Restated 1994 Equity Participation Plan of Strouds, Inc. dated May 14, 1997

 *4.4 Third Amendment to the Amended and Restated 1994 Equity Participation Plan of Strouds, Inc. dated May 20, 1998

 *5 Opinion of Latham & Watkins as to the legality of the securities being registered hereby.

 *23.1           Consent of KPMG Peat Marwick LLP, independent auditors.

 *23.2           Consent of Latham & Watkins.  Reference is hereby made to
                 Exhibit 5 hereto.

 *24             Power of Attorney (included on signature page hereof).
_______________________

  * Filed herewith


Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on this 1st day of July, 1998.

                              STROUDS, INC.


                              By: /s/ Charles R. Chinni
                                 ------------------------------
                                 Charles R. Chinni
                                 Chief Executive Officer

                                  POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Wilfred C. Stroud and Charles Chinni and each or either of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.


       SIGNATURE            TITLE                            DATE

/s/ Wilfred C. Stroud
------------------------    Director and Chairman of         July 1, 1998
Wilfred C. Stroud           the Board

/s/ Charles R. Chinni
------------------------    President, Chief Executive       July 1, 1998
Charles R. Chinni           Officer and Director
                            (Principal Executive
                            Officer)
/s/ Douglas C. Felderman
-------------------------   Senior Vice-President-           July 1, 1998
Douglas C. Felderman        Finance, Chief Financial
                            Officer (Principal
                            Financial Officer)
/s/ Joseph A. Imbrogulio
------------------------    Director                         July 1, 1998
Joseph A. Imbrogulio

/s/ Larry R. Bemis
---------------------       Director                         July 1, 1998
Larry R. Bemis


                                       6


/s/ Dale D. Achabal
---------------------       Director                         July 1, 1998
Dale D. Achabal

/s/ Marco F. Weiss
---------------------       Director                         July 1, 1998
Marco F. Weiss

/s/ Richard F. Clayton
---------------------
Richard F. Clayton          Director                         July 1, 1998


                                  INDEX TO EXHIBITS


EXHIBIT                                                                             PAGE
  3.1     Form of Restated Certificate of Incorporation of the Company.
          Incorporated herein by reference to Amendment No. 1 to the Company's
          Form S-1, Registration No. 33-82090, as filed with the Commission on
          September 13, 1994.

  3.2 Restated By-laws of the Company. Incorporated herein by reference to Amendment No. 1 to the Company's Form S-1, Registration No. 33-82090, as filed with the Commission on September 13, 1994.

  4.1     Form of the Amended and Restated 1994 Equity Participation Plan of the
          Company, including the forms of the individual option agreements thereunder. Incorporated herein by reference to Amendment No. 1 to the Company's Form S-1, Registration No. 33-82090, as filed with the
          Commission on September 13, 1994.

 *4.2     (First) Amendment to the Amended and Restated 1994 Equity                   9
          Participation Plan dated July 6, 1995

 *4.3     (Second) Amendment to The Amended and Restated 1994 Equity                 11
          Participation Plan of Strouds, Inc. dated May 14, 1997

 *4.4     Third Amendment to the Amended and Restated 1994 Equity Participation      13
          Plan of Strouds, Inc. dated May 20, 1998

 *5       Opinion of Latham & Watkins as to the legality of the securities being     16
          registered hereby.

 *23.1    Consent of KPMG Peat Marwick LLP, independent auditors.                    17


 *23.2    Consent of Latham & Watkins.  Reference is hereby made to Exhibit 5        16
          hereto.

 *24      Power of Attorney                                                           6


_______________________

  * Filed herewith


                                             8